Exhibit 99.1

Investor Relations Contact
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact
Holly Campbell
Adobe Systems Incorporated
408-536-6401
campbell@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Strong Q1 Revenue and Earnings

Company Achieves 37 Percent Year-Over-Year Revenue Growth

SAN JOSE, Calif. – March 18, 2008 – Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its first quarter ended February 29, 2008.

In the first quarter of fiscal 2008, Adobe achieved revenue of $890.4 million, compared to $649.4 million reported for the first quarter of fiscal 2007 and $911.2 million reported in the fourth quarter of fiscal 2007.  This represents 37 percent year-over-year revenue growth.  Adobe’s first quarter revenue target range was $855 to $885 million.

“Driving our strong performance in Q1 was continued demand for our Creative Suite 3 family of products, as well as another record quarter for our Acrobat product family,” said Shantanu Narayen, president and chief executive officer of Adobe.  “As the proliferation of digital content accelerates, customers worldwide are looking to Adobe for solutions that enable the creation of rich, engaging experiences across a variety of media and devices. This trend will continue to drive our diverse business, and we are reaffirming our fiscal year financial targets.”

During the first quarter, Adobe repurchased 33.3 million shares of its outstanding common stock, at a cost of $1.25 billion.

First Quarter GAAP Results

Adobe’s GAAP diluted earnings per share for the first quarter of fiscal 2008 were $0.38, based on 571.3 million weighted average shares. This compares with GAAP diluted earnings per share of $0.24 reported in the first quarter of fiscal 2007 based on 604.2 million weighted average shares, and GAAP diluted earnings per share of $0.38 reported in the fourth quarter of fiscal 2007 based on 587.9 million weighted average shares. Adobe’s first quarter GAAP earnings per share target range was $0.34 to $0.36.

GAAP operating income was $275.4 million in the first quarter of fiscal 2008, compared to $146.3 million in the first quarter of fiscal 2007 and $275.8 million in the fourth quarter of fiscal 2007.  As a percent of revenue, GAAP operating income in the first quarter of fiscal 2008 was 30.9 percent, compared to 22.5 percent in the first quarter of fiscal 2007 and 30.3 percent in the fourth quarter of fiscal 2007.

GAAP net income was $219.4 million for the first quarter of fiscal 2008, compared to $143.9 million reported in the first quarter of fiscal 2007, and $222.2 million in the fourth quarter of fiscal 2007.

First Quarter Non-GAAP Results

Non-GAAP diluted earnings per share for the first quarter of fiscal 2008 were $0.48.  This compares with non-GAAP diluted earnings per share of $0.30 reported in the first quarter of fiscal 2007, and non-GAAP diluted earnings per share of $0.49 reported in the fourth quarter of fiscal 2007.  Adobe’s first quarter non-GAAP earnings per share target range was $0.44 to $0.46.

Adobe’s non-GAAP operating income was $359.0 million in the first quarter of fiscal 2008, compared to $223.8 million in the first quarter of fiscal 2007 and $362.2 million in the fourth quarter of fiscal 2007.  As a percent of revenue, non-GAAP operating income in the first quarter of fiscal 2008 was 40.3 percent, compared to 34.5 percent in the first quarter of fiscal 2007 and 39.7 percent in the fourth quarter of fiscal 2007.

Non-GAAP net income was $273.0 million for the first quarter of fiscal 2008, compared to $183.6 million in the first quarter of fiscal 2007, and $289.6 million in the fourth quarter of fiscal 2007.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Adobe Provides Second Quarter Financial Targets and Reaffirms Fiscal Year 2008 Targets

For the second quarter of fiscal 2008, Adobe announced it is targeting revenue of $855 million to $885 million.  The Company is targeting a GAAP operating margin of 29 to 30 percent in the second quarter.  On a non-GAAP basis, the Company is targeting a second quarter operating margin of approximately 39 percent.

In addition, Adobe is targeting its share count to be between 546 million and 550 million shares in the second quarter of fiscal 2008.  The Company also is targeting GAAP non-operating income to be $14 million to $16 million, and non-GAAP non-operating income to be $5 million to $7 million.  Adobe’s GAAP and non-GAAP tax rate is expected to be approximately 27 percent.

These targets lead to a second quarter earnings per share target range of $0.35 to $0.37 on a GAAP basis, and a earnings per share target range of $0.45 to $0.47 on a non-GAAP basis.

For fiscal year 2008, Adobe reaffirmed it is targeting annual revenue growth of approximately 13 percent.  The Company also reaffirmed it is targeting an annual GAAP operating margin of approximately 30 percent, and a non-GAAP operating margin of approximately 39 percent.

In addition, Adobe provided fiscal year 2008 earnings targets.  On a GAAP basis, the Company is targeting earnings per share of $1.45 to $1.51.  On a non-GAAP basis, the Company is targeting earnings per share of $1.86 to $1.92.

A reconciliation between these GAAP and non-GAAP financial targets is provided at the end of this press release.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, operating margin, other income, tax rate, share count, earnings per share, and business momentum which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: delays in development or shipment of Adobe’s new products or major new versions of existing products, introduction of new products and business models by existing and new competitors, failure to successfully manage transitions to new business models and markets, failure to anticipate and develop new products and services in response to changes in demand for application software and software delivery, computers, printers, or other non PC-devices, adverse changes in general economic or political conditions in any of the major countries in which Adobe does business, difficulty in predicting revenue from new businesses, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from unauthorized copying, use, disclosure or malicious attack, failure to realize the anticipated benefits of past or future acquisitions and difficulty in integrating such acquisitions, changes to Adobe’s distribution channel, disruption of Adobe’s business due to catastrophic events, risks associated with international operations, fluctuations in foreign currency exchange rates, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or intangible assets, unanticipated changes in, or interpretations of, tax rules and regulations, Adobe’s inability to attract and retain key personnel, market risks associated with Adobe’s equity investments, and interruptions or terminations in Adobe’s relationships with turnkey assemblers. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

The financial information set forth in this press release reflects estimates based on information available at this time.  These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for the first quarter ended February 29, 2008, which the Company expects to file in April, 2008.  Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information – anytime, anywhere and through any medium. For more information, visit www.adobe.com.

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© 2008 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo, Acrobat and Creative Suite are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended
	February 29, 2008	March 2, 2007

Revenue:
Products	$851,962	$620,298
Services and support	38,483	29,109
Total revenue	890,445	649,407

Total cost of revenue:
Products	59,805	53,815
Services and support	22,670	18,448
Total cost of revenue	82,475	72,263

Gross profit	807,970	577,144

Operating expenses:
Research and development	168,485	137,129
Sales and marketing	262,595	214,678
General and administrative	82,929	61,275
Restructuring and other charges	1,431	—
Amortization of purchased intangibles	17,099	17,725
Total operating expenses	532,539	430,807

Operating income	275,431	146,337

Non-operating income:
Interest and other income, net	13,290	22,515
Interest expense	(1,809)	(51)
Investment gain	8,732	5,601
Total non-operating income	20,213	28,065

Income before income taxes	295,644	174,402
Provision for income taxes	76,265	30,551

Net income	$219,379	$143,851

Basic net income per share	$0.39	$0.24

Shares used in computing basic net income per share	561,113	587,969

Diluted net income per share	$0.38	$0.24

Shares used in computing diluted net income per share	571,259	604,249

Condensed Consolidated Balance Sheets

(In thousands, except per share data; unaudited)

	February 29,	November 30,
	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$1,032,733	$946,422
Short-term investments	682,511	1,047,432
Trade receivables, net of allowances for doubtful accounts of $4,271 and $4,398, respectively	293,266	318,145
Other receivables	38,839	44,666
Deferred income taxes	132,892	171,472
Prepaid expenses and other assets	46,031	44,840
Total current assets	2,226,272	2,572,977

Property and equipment, net	297,522	289,758
Goodwill	2,144,368	2,148,102
Purchased and other intangibles, net	357,221	402,619
Investment in lease receivable	207,239	207,239
Other assets	108,279	92,984
	$5,340,901	$5,713,679

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade and other payables	$62,019	$66,867
Accrued expenses	368,978	383,436
Accrued restructuring	5,956	3,731
Income taxes payable	40,931	215,058
Deferred revenue	191,662	183,318
Total current liabilities	669,546	852,410

Long-term liabilities:
Deferred revenue	22,956	25,950
Deferred income taxes	146,344	148,943
Income taxes payable	197,741	—
Debt	450,000	—
Accrued restructuring	12,069	13,987
Other liabilities	28,095	22,407
Total liabilities	1,526,751	1,063,697

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	2,317,582	2,340,969
Retained earnings	4,260,970	4,041,592
Accumulated other comprehensive income	26,215	27,948
Treasury stock, at cost (59,963 and 29,425 shares, respectively), net of reissuances	(2,790,678)	(1,760,588)
Total stockholders’ equity	3,814,150	4,649,982
	$5,340,901	$5,713,679

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended
	February 29, 2008	March 2, 2007
Cash flows from operating activities:
Net income	$219,379	$143,851
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and accretion	69,202	68,498
Stock-based compensation expense, net of tax	43,034	46,285
Net investment (gains)	(9,493)	(5,835)
Changes in deferred revenue	5,350	7,585
Changes in operating assets and liabilities	71,828	10,736

Net cash provided by operating activities	399,300	271,120

Cash flows from investing activities:
Sales and maturities of short-term investments, net of purchases	362,592	(249,540)
Purchases of property and equipment	(26,268)	(48,300)
Purchases of long term investments and other assets, net of sales	(8,038)	(9,517)
Cash paid for acquisitions	485	(3,094)

Net cash provided by (used for) investing activities	328,771	(310,451)

Cash flows from financing activities:
Purchases of treasury stock	(1,150,022)	(301,468)
Reissuances of treasury stock	53,510	94,033
Proceeds from borrowings under credit facility	450,000	—
Excess tax benefits from stock-based compensation	—	1,556

Net cash used for financing activities	(646,512)	(205,879)

Effect of exchange rate changes on cash and cash equivalents	4,752	(1,260)

Net increase (decrease) in cash and cash equivalents	86,311	(246,470)

Cash and cash equivalents at beginning of period	946,422	772,500

Cash and cash equivalents at end of period	$1,032,733	$526,030

Non-GAAP Results

(In thousands, except per share data)

The following table shows the Company’s non-GAAP results reconciled to GAAP results included in this release for the quarters ended February 29, 2008, March 2, 2007 and November 30, 2007.

	Three Months Ended
	February 29, 2008	March 2, 2007	November 30, 2007

GAAP operating income	$275,431	$146,337	$275,832
Stock-based compensation	43,034	31,852	39,791
Restructuring and other charges	1,431	—	—
Amortization of purchased intangibles	39,071	45,644	46,570
Non-GAAP operating income	$358,967	$223,833	$362,193

GAAP net income	$219,379	$143,851	$222,208
Stock-based compensation, net of tax	30,859	23,089	30,401
Restructuring and other charges, net of tax	1,026	—	—
Amortization of purchased intangibles, net of tax	28,018	32,606	35,524
R&D tax benefit, net of tax	—	(12,330)	—
Investment (gain) loss, net of tax	(6,262)	(3,592)	1,478
Non-GAAP net income	$273,020	$183,624	$289,611

Diluted net income per share:

GAAP net income	$0.38	$0.24	$0.38
Stock-based compensation, net of tax	0.06	0.04	0.05
Restructuring and other charges, net of tax	—	—	—
Amortization of purchased intangibles, net of tax	0.05	0.05	0.06
R&D tax benefit, net of tax	—	(0.02)	—
Investment gain, net of tax	(0.01)	(0.01)	—
Non-GAAP net income	$0.48	$0.30	$0.49

Shares used computing diluted net income per share	571,259	604,249	587,865

The following tables show the Company’s reconciliation of non-GAAP to GAAP operating expense and operating margin for the quarters ended February 29, 2008, March 2, 2007 and November 30, 2007.

	Three Months Ended
	February 29, 2008	March 2, 2007	November 30, 2007

GAAP operating expenses	$532,539	$430,807	$536,783
Stock-based compensation	(42,190)	(30,648)	(38,577)
Restructuring and other charges	(1,431)	—	—
Amortization of purchased intangibles	(17,099)	(17,725)	(17,893)
Non-GAAP operating expenses	$471,819	$382,434	$480,313

	Three Months Ended
	February 29, 2008	March 2, 2007	November 30, 2007

GAAP operating margin	30.9%	22.5%	30.3%
Stock-based compensation	4.8	4.9	4.4
Restructuring and other charges	0.2	—	—
Amortization of purchased intangibles	4.4	7.1	5.0
Non-GAAP operating margin	40.3%	34.5%	39.7%

The following table shows the Company’s reconciliation of non-GAAP to GAAP effective tax rate for the quarter ended February 29, 2008.

February 29, 2008

GAAP effective income tax rate	25.8%
Stock-based compensation	0.3
Amortization of purchased intangibles	0.3
Investment gain	(0.1)
Non-GAAP effective income tax rate	26.3%

Second Quarter and Fiscal Year 2008 Non-GAAP Financial Targets

(In millions, except per share data)

The following tables show the Company’s second quarter and fiscal year 2008 non-GAAP financial targets reconciled to GAAP financial targets included in this release.

	Second Quarter Fiscal 2008		Fiscal
	Low	High	2008

GAAP operating margin	29.0%	30.0%	30.0%
Stock-based compensation	5.3	4.7	4.7
Amortization of purchased intangibles	4.7	4.3	4.3
Non-GAAP operating margin	39.0%	39.0%	39.0%

	Second Quarter Fiscal 2008
	Low	High

Non-operating income:

GAAP non-operating income	$14.0	$16.0
Investment gain	(9.0)	(9.0)
Non-GAAP non-operating income	$5.0	$7.0

	Second Quarter Fiscal 2008		Fiscal 2008
	Low	High	Low	High

Diluted net income per share:

GAAP net income per share	$0.35	$0.37	$1.45	$1.51
Stock-based compensation, net of tax	0.06	0.06	0.22	0.22
Amortization of purchased intangibles, net of tax	0.05	0.05	0.20	0.20
Investment gain, net of tax	(0.01)	(0.01)	(0.01)	(0.01)
Non-GAAP net income per share	$0.45	$0.47	$1.86	$1.92

Shares used in computing diluted net income per share	550.0	546.0	555.0	551.0

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review, as applicable,  both GAAP information that includes the stock-based compensation impact of SFAS 123R, restructuring and other charges, amortization of purchased intangibles and incomplete technology, investment gains and losses and the related tax impact of these items, the net tax impact of the R&D tax benefit, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.